Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST

Assembly Biosciences, Inc. Two Tower Place, 7th Floor, South San Francisco, California	NEW YORK, NY 10001 —————- TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com August 11, 2025

FIRM/AFFILIATE

OFFICES

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BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

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ABU DHABI

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MUNICH

PARIS

SÃO PAULO

SEOUL

SINGAPORE

TOKYO

TORONTO

Re:	Assembly Biosciences, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Assembly Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of 5,591,840 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), Class A warrants (the “Class A Warrants”) exercisable to purchase up to 3,316,330 shares of Common Stock (the “Class A Warrant Shares”), Class B warrants (together with the Class A Warrants, the “Warrants”) exercisable to purchase up to 3,316,330 shares of Common Stock (together with the Class A Warrant Shares, the “Warrant Shares”), and pre-funded warrants (the “Pre-Funded Warrants”) exercisable to purchase up to 1,040,820 shares of Common Stock (the “Pre-Funded Warrant Shares”). The Shares, the Warrants, the Pre-Funded Warrants, the Warrant Shares and the Pre-Funded Warrant Shares are collectively referred to herein as the “Securities”.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) (i) the registration statement on Form S-3 (File No. 333-285970) of the Company relating to the Securities and other securities of the Company filed on March 20, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules

Assembly Biosciences, Inc.

August 11, 2025

and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on April 1, 2025 (such registration statement being hereinafter referred to as the “Initial Registration Statement”), and (ii) the registration statement on Form S-3 (File No. 333-289395) relating to the Initial Registration Statement filed with the Commission on August 7, 2025 under Rule 462(b) of the Securities Act (together with the Initial Registration Statement, the “Registration Statement”);

(b) the prospectus, dated April 1, 2025 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated August 8, 2025 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus supplement, dated August 8, 2025 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities;

(e) an executed copy of the Underwriting Agreement, dated August 8, 2025 (the “Underwriting Agreement”), between the Company and Guggenheim Securities LLC, as representative of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares, Warrants and Pre-Funded Warrants;

(f) the Warrants executed by the Company;

(g) the Pre-Funded Warrants executed by the Company;

(h) an executed copy of a certificate of John O. Gunderson, Vice President, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(i) a copy of the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment thereto, as in effect since February 9, 2024, and as in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of August 7, 2025 and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(j) a copy of the Company’s Amended and Restated Bylaws, as amended, as in effect since December 12, 2024 and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

Assembly Biosciences, Inc.

August 11, 2025

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Certificate of Incorporation, Officer’s Certificate and the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-On Law”).

As used herein, “Organizational Documents” means those documents listed in paragraphs (i) and (j) above.

As used herein, “Transaction Documents” means the Underwriting Agreement, the Warrants and the Pre-Funded Warrants.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Shares are delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable;

2. The Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and when the Warrants are delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York;

3. The Pre-Funded Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Pre-Funded Warrants are delivered and paid for in accordance with the terms of the Underwriting Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York;

4. The Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued and delivered upon due exercise of the Warrants against payment therefor in accordance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable; and

Assembly Biosciences, Inc.

August 11, 2025

5. The Pre-Funded Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued and delivered upon due exercise of the Pre-Funded Warrants against payment therefor in accordance with the provisions of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following assumptions and qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law Sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(f) we do not express any opinion whether the execution or delivery of any Transaction Document by the Company, or the performance by the Company of its obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries; and

Assembly Biosciences, Inc.

August 11, 2025

(g) the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or document referenced in any Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any Specified Document that is not a Transaction Document.

In addition, in rendering the foregoing opinions we also have assumed at all applicable times that:

(a) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024), although we have assumed that the Company will continue to have sufficient authorized shares of Common Stock, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to Opined-On Law);

(b) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP